Item 23.(b)
                                                           Other Exhibits (a)


                             POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of General California Municipal Bond Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Clifford L. Alexander, Jr.                               June 15, 1998
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Clifford L. Alexander, Jr.

/s/Peggy C. Davis                                           June 15, 1998
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Peggy C. Davis

/s/Joseph S. DiMartino                                      June 15, 1998
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Joseph S. DiMartino

/s/Ernst Kafka                                              June 15, 1998
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Ernst Kafka

/s/Saul B. Klaman                                           June 15, 1998
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Saul B. Klaman

/s/Nathan Leventhal                                         June 15, 1998
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Nathan Leventhal